Exhibit 99.1

Exa Corporation to be Acquired by Dassault Systèmes

•	Transaction valued at approximately $400 million or $24.25 per share

•	Proven Technology and Industrialized Solutions Will Be Available to Customers in All Industries

BURLINGTON, MA, USA [September 28, 2017] Exa® Corporation (NASDAQ:EXA), a global innovator in simulation software for product engineering, today announced that its Board of Directors has unanimously agreed to be acquired by Dassault Systèmes in a transaction valued at approximately $400 million or $24.25 per share.

Headquarted in Paris, France and Boston, Massachusetts, Dassault Systèmes (www.3ds.com) provides business and people with virtual universes to imagine sustainable innovations. Its world-leading solutions transform the way products are designed, produced, and supported. Dassault Systèmes’ collaborative solutions foster social innovation, expanding possibilities for the virtual world to improve the real world. The group brings value to over 220,000 customers of all sizes, in all industries, in more than 140 countries.

With the addition of Exa, Dassault Systèmes’ 3DEXPERIENCE platform will provide customers with a proven portfolio of Lattice Boltzmann fluid simulation technologies, fully industrialized solutions and over 350 highly experienced simulation professionals.

Simulation of fluid flow, such as the cooling of an engine or the lift of a wing, is a necessary component of simulating the physical behavior of products, nature and life. For the many situations where fluid flow conditions change rapidly, simulation of dynamically variable flows is critical to accurate assessments of a product and its behavior in its environment. For these applications, the combination of Exa’s accuracy and timeliness provides results that are superior to those of alternative CFD methods.

“Exa’s unique Lattice Boltzmann simulation technology combined with our extensive professional and industry expertise has enabled us to deliver significant value to the leading companies in the global transportation and other flow-based product industries,” said Stephen Remondi, President and Chief Executive Officer of Exa. “We can solve the most challenging fluids problems faster and more accurately than traditional methods for aerodynamics, aeroacoustics, thermal management and other fluids-related applications. The combination of Exa with Dassault Systèmes’ 3DEXPERIENCE platform will provide Exa with the critical mass of manpower and technology required to accelerate the delivery of our shared vision of driving the value of digital engineering knowledge, enabling everyone in the value chain to access the power of simulation for critical business decisions.”

“Both Dassault Systèmes and Exa believe in the value of an integrated focus on science and industry. It is a critical part of our commitment to delivering 3DEXPERIENCE universes that harmonize products, nature and life. Simulation of dynamic fluid flow is an important part of our multiphysics and multiscale simulation strategy,” said Bernard Charlès, Vice Chairman and CEO, Dassault Systèmes. “With Exa’s valuable application knowledge in transportation and mobility and other industry verticals, we will accelerate our delivery of industry solution experiences to benefit our existing and future customers.”

Benefits of the transaction

•	Enhanced Customer Value. The complementary strengths and combined expertise of both companies enables the delivery of the power of digital engineering throughout the value chain, leading to dramatic increases in engineering and manufacturing productivity.

•	Improved Collaboration. Combining the two companies will greatly enhance collaboration with customers, and facilitate the ability to offer integrated solutions and simplify both commercial and technical interactions.

•	Accelerated Delivery of a Shared Vision. As one company, Exa and Dassault Systèmes will continue to deliver innovative new 3D technologies for design, engineering, CAD, modeling, simulation, and data and process management.

Under the terms of the merger agreement, a subsidiary of Dassault Systèmes will commence a tender offer within the next 10 business days to acquire all of the issued and outstanding shares of Exa common stock for a price of $24.25 per share payable in cash upon completion of the offer. This represents a fully diluted equity value for Exa of approximately $ 400 million.

Completion of the transaction is subject to customary closing conditions, including required regulatory approvals. The acquisition is expected to close in the fourth quarter of 2017, subject to the satisfaction of customary closing conditions.

Today’s Conference Call Information

Today, Thursday, September 28, 2017, Dassault Systèmes will host a conference call at 11:30 AM New York time/ 4:30 PM London time/ 5:30 PM Paris time. The conference call will be available via the Internet by accessing http://www.3ds.com/investors/. Please go to the website at least 15 minutes prior to the webcast or conference call to register, download and install any necessary audio software. The webcast and conference call will be archived for one year.

Stifel, Nicolaus & Company, Inc. acted as financial advisor and Foley Hoag LLP as legal counsel to Exa in connection with the transaction.

About Exa Corporation

Exa (NASDAQ:EXA; www.exa.com) Corporation’s visualization and simulation software helps designers and engineers produce better vehicles and equipment. As a design evolves, Exa accurately predicts the performance of that design while providing actionable insight to optimize the performance of the product. With Exa, the need for costly physical prototypes and expensive late-stage changes is reduced.

Now, designers and engineers are freed from the risk of producing compromised products that do not meet market and regulatory requirements. Some of the most successful product companies in the world use Exa, including BMW, Delphi, Denso, Fiat Chrysler, Ford, Hino, Honda, Hyundai, Jaguar Land Rover, Kenworth, Komatsu, MAN, Nissan, Peterbilt, Peugeot, Renault, Scania, Toyota, Volkswagen and Volvo Trucks.

Founded in 1991, the company is headquartered at 55 Network Drive, Burlington, MA, USA 01803. Tel:

1.781.564.0200; Fax: 1.781.564.0299; Email: info@exa.com; URL: www.exa.com; NASDAQ:EXA

Important Additional Information Will Be Filed with the Securities and Exchange Commission

The tender offer to be commenced by a subsidiary of Dassault Systèmes for shares of common stock of Exa has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell shares of Exa. At the time the tender offer is commenced, Dassault Systèmes will file with the Securities and Exchange Commission (“SEC”) and mail to Exa’s stockholders a Tender Offer Statement and Exa will file with the SEC and mail to its stockholders a Tender Offer Solicitation/Recommendation Statement in connection with the transaction. These documents will contain important information about Dassault Systèmes, Exa, the transaction and other related matters. Investors and security holders are urged to read each of these documents carefully when they are available. Investors and security holders will be able to obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation / Recommendation Statement and other documents filed with the SEC by Dassault Systèmes and Exa through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents by writing to Exa Corporation, 55 Network Drive, Burlington, Massachusetts 01803, [attention: Investor Relations].

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements made herein with respect to the tender offer and related transactions, including, for example, the timing of the completion of the tender offer and the subsequent merger contemplated by the agreement and plan of merger between Exa and Dassault Systèmes, which we refer to as the merger agreement, or the potential benefits of the tender offer and the merger, reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the actual outcome of this transaction may differ materially from Exa’s expectations.

The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements. Such factors include, but are not limited to, the effect of the announcement of the tender offer and related transactions on the Exa’s business relationships, operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, and the risk that the merger agreement may be terminated in circumstances that require Exa to pay a termination fee; the outcome of any legal proceedings that may be instituted against Exa or its board of directors related to the transactions contemplated by the merger agreement, including the tender offer and the merger; uncertainties as to the number of Exa stockholders who may tender their stock in the tender offer; the failure to satisfy other conditions to consummation of the tender offer or the merger, including the receipt of regulatory approvals related to the merger (and any conditions, limitations or restrictions placed on these approvals); risks that the tender offer and related transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties; and those risks and uncertainties discussed from time to time in Exa’s other reports and other public filings with the SEC.

Additional information concerning these and other factors that may impact the Exa’s expectations and projections can be found in its periodic filings with the SEC, including its Annual Report on Form 10-K for the year ended January 31, 2017. Exa’s SEC filings are available publicly on the SEC’s website at www.sec.gov, on Exa’s website (www.exa.com) under the heading “Company–Investor Relations” or upon request by writing to Exa at Exa Corporation, 55 Network Drive, Burlington, Massachusetts 01803, attention: Investor Relations. Exa disclaims any obligation or undertaking to update or revise the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

For inquiries, please contact:

Garo Toomajanian, ICR Incorporated, Tel: +1 617-956-6728 E-mail: Garo.Toomajanian@icrinc.com

Suresh Sundaram, Exa Corporation, Tel: +1 617-388-6841 E-mail: suresh@exa.com

Exa and PowerFLOW are registered trademarks of Exa Corporation.